软件产品转让
及
团队收购协议

甲方：刘干

乙方：摩地（上海）信息科技有限公司

经甲乙双方协商一致，就《网吧园丁》(“软件产品”) 之转让，以及和刘干团队之收购事宜，达成本协议。

1	软件产品的名称及版本号：
1.1	软件全称：网吧园丁
1.2	软件简称：网吧园丁
1.3	软件版本：v2.7版和v3.0版

2	收购事项 :
乙方同意于合约签订起20日内支付甲方人民币六十五万元现金，作为甲方同意将该软件产品的所有权利转让给乙方的总代价。

3	甲方的权利和责任：
3.1	甲方同意自签订本协议之日起，甲方不再拥有该软件产品；

3.2	甲方同意向乙方提供该软件的全部源代码及其他相关文档，包括甲方拥有的服务器与渠道；以及所有巳收费网吧的收入情况；
3.3	甲方有义务配合乙方注册该软件产品的知识产权；
3.4	甲方有义务向乙方提供该软件相关的技术支持；
3.5	甲方不得以任何方式向第三方透露与该软件相关的技术细节。

4	甲方之开发团队
自签订本协议之日起，甲方承诺将促使团队成员包括：刘干(即甲方)，刘强，韩永强，王志峰正式成为乙方公司员工，并与乙方签订相关的劳动合同。

5	乙方的权利和责任：
自签订本协议之日起，乙方拥有该软件产品的所有权，包括该产品现时的所有收入。

6	共同条款：
6.1	如乙方违反本协议第二条之约定，甲方有权解除本协议，并向乙方索回软件产品。；
6.2	如甲方违反本协议第三条及/或第五条款之约定，乙方有权解除本协议并向甲方索取不低于乙方根抿第二条支付甲方的总代价作为赔偿乙方在该软件上的所有投入。

7	其他：
7.1	本合同以甲乙双方全部签字之日为开始生效之日期。
7.2	未尽事宜，双方应协商解决。不愿协商或协商不成的，按司法程序解决。
7.3	本协议共贰页；壹式贰份，双方各执壹份。

甲方：刘干	乙方：摩地（上海）信息科技有限公司

代表人：张楚翘

签订日期：2009年10月23日	签订日期：2009年10月23日

Software Product Sales and Purchase Agreement

and

 Team Acquisition Agreement

Party A: Mr. Liu Qian

Party B: MoqiZone (Shanghai) Information Technology Company Limited

This Agreement contains the agreement between the parties in relation to the sales and purchase of  Netcafe Farmer (“Software Product”) and the employment of Mr. Qian Liu’s team.

1.	Software Product and version number:

1.1.	Software Full name: Netcafe Farmer

1.2.	Software Abbreviation: Netcafe Farmer

1.3.	Software Version: v.2.7 and v3.0

2.	Acquisition details:

Within 20 days upon signing of this agreement, Party B agrees to pay Party A CNY 650,000 in cash being the total consideration for purchasing all rights in relation to the Software Product.

3.	Party A’s rights and responsibilities:

3.1.	Effective from the date of signing this agreement, Party A acknowledges that Party A does not possess the ownership of the Software Product;

3.2.
Party A agrees to provide all the source codes of the Software Product and other related documents, including any servers that Party A owns and any sales channels as well as all income information of any Internet cafes that is in Party A’s possession;

3.3.	Party A has the obligation to coordinate with Party B and to assist Party B to register any intellectual property of the Software Product;

3.4.	Party A has the obligation to provide Party B technical support in relation to the Software Product;

3.5.	Party A shall not disclose any technical information in relation to the Software Product to any third party.

4.	Party A’s development team:

4.1.
Effective from the date of signing this agreement, Party A shall procure the existing employees, including Mr. Qian Liu, Mr. Qiang Liu, Mr. Yongqiang Han and Mr. Zhifeng Wang to be employed by Party B and enter into employment contracts with Party B.

5.	Party B’s rights and responsibilities:

5.1.	Effective from the date of signing this agreement, Party B shall have the ownership of the Software Product, including all the income generated thereof.

6.	Mutual terms:

6.1.	In the event that Party B is in breach of Clause 2 hereof, Party A shall have the right to terminate this Agreement and demand the return of the Software Product.;

6.2.
In the event that Party A is in breach of Clause 3 and/or Clause 5 hereof, Party B shall have the right to terminate this Agreement and demand from Party A compensation not less than the consideration paid in accordance with Clause 2 hereof

7.	Others:

7.1.	The effective date of this Agreement shall be the date this Agreement is dated by both Parties.

7.2.	Both Parties shall negotiate in good faith any outstanding issues. Legal proceeding shall only be only in the circumstances that the parties are unable to reach an agreement.

7.3.	This Agreement contains two pages and two counterparts and each Party shall have one copy.

Party A: Qian Liu	Party B: Shanghai MoqiZone

[Signed]	[Signed]

Signature:	Representative: Lawrence Cheung

Date: Oct. 23, 2009	Date: Oct. 23, 2009